UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 8, 2023

Northern States Power Company

(Exact name of registrant as specified in its charter)

Minnesota	001-31387	41-1967505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 612-330-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 8, 2023, Northern States Power Company, a Minnesota corporation (“NSP-Minnesota”), issued $800 million in aggregate principal amount of 5.10% First Mortgage Bonds, Series due May 15, 2053 (the “bonds”) pursuant to an Underwriting Agreement among NSP-Minnesota and BMO Capital Markets Corp., CIBC World Markets Corp., Citigroup Global Markets Inc., Mizuho Securities USA LLC, and U.S. Bancorp Investments, Inc., as representatives of the underwriters named therein. The bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-255446-04) (the “Registration Statement”). A prospectus supplement relating to the offering and sale of the bonds was filed with the Securities and Exchange Commission on May 2, 2023. The bonds will be governed by NSP-Minnesota’s Supplemental and Restated Trust Indenture dated May 1, 1988, by and between NSP-Minnesota and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and the Supplemental Trust Indenture dated as of May 1, 2023.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.01	Supplemental Trust Indenture dated as of May 1, 2023 between Northern States Power Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, creating $800,000,000 aggregate principal amount of 5.10% First Mortgage Bonds, Series due May 15, 2053.

5.01	Opinion of Amy L. Schneider regarding the validity of certain securities.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN STATES POWER COMPANY

(a Minnesota corporation)

By:	/s/ Paul A. Johnson

Name: Paul A. Johnson

Title: Vice President, Treasurer

  Date: May 8, 2023